SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of American Electric Technologies, Inc. which will be held at the principal office of the Company, 6410 Long Drive, Houston, Texas at 1:00 p.m., local time, on Thursday, May 7, 2009. During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. I hope you will be able to attend.

This year we are following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2009 Annual Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Stockholders of record will receive a notice with instructions on how to access those documents over the Internet and request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card. Stockholders whose shares are held in a brokerage account will receive this information and voting instructions from their broker.

Whether or not you plan to attend the Annual Meeting, it is important that you vote by promptly completing, dating, signing and returning your proxy card by mail or fax or following the voting instructions provided by your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.

On behalf of the directors, officers and employees of American Electric Technologies, Inc., I thank you for your continued support.

Sincerely,

/s/ ARTHUR G. DAUBER
Arthur G. Dauber
Chairman, Chief Executive Officer and President

AMERICAN ELECTRIC TECHNOLOGIES, INC.

6410 Long Drive

Houston, Texas 77087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2009

The 2009 Annual Meeting of the Stockholders (the “Annual Meeting”) of American Electric Technologies, Inc., a Florida corporation (the “Company”), will be held at the principal office of the Company, 6410 Long Drive, Houston, Texas on Thursday, May 7, 2009 at 1:00 p.m., local time, for the following purposes:

1.	To elect six (6) members of the Company’s Board of Directors;

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on March 4, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.

You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors

/s/ JOHN H. UNTEREKER
John H. Untereker
Secretary

Houston, Texas

March 27, 2009

AMERICAN ELECTRIC TECHNOLOGIES, INC.

6410 Long Drive

Houston, Texas 77087

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2009

About this Proxy Statement

This Proxy Statement is being made available on or about March 27, 2009 to the holders of common stock (the “common stock”) of American Electric Technologies, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 7, 2009, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Voting Instructions for Stockholders of Record

If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by mail or fax or by attending the Annual Meeting.

Voting by Mail

•	Request a paper copy of a Proxy Card as instructed below

•	Return your signed and dated proxy card for receipt by May 7, 2008, the date of the Annual Meeting

Voting by Fax

•	Request a paper copy of a Proxy Card as instructed below

•	Fax your signed and dated Proxy Card to the number on the Proxy Card for receipt by 1:00 p.m. May 7, 2008, the date of the Annual Meeting

Voting in Person

•	You may vote in person at the annual meeting, even if you already voted by mail or fax and your vote at the meeting will supersede any prior vote.

Voting Instructions for Beneficial Owners

If your shares are held in a stock brokerage account you are considered the beneficial owner of shares held in street name. You may vote by Internet, telephone, mail or in person.

Voting on the Internet

•	Go to: www.proxyvote.com, enter the 12-digit control number from the Notice sent to you by your broker or nominee and following the on-screen instructions

Voting by Telephone

•	Request a paper copy of a proxy card as instructed below and call the toll-free number on the Voting Instruction Form you will receive from your broker or nominee

Voting by Mail

•	Request a paper copy of a proxy card as instructed below and follow the instructions included on the Voting Instruction Form sent to you by your broker or nominee

Voting in Person

•

Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions at www.proxyvote.com. You must also bring to the annual meeting a letter from the nominee confirming your beneficial ownership of the shares

To Request a Paper Copy of Proxy Materials or Proxy Card for 2009 Annual Meeting of Stockholders:

Stockholders of Record

If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to April 28, 2008 to facilitate timely delivery:

•	Internet: www.aeti.com/proxy

•	Telephone: Call toll-free at 1-800-240-4669

•

E-mail: Send an e-mail to investorrelations@aeti.com with “proxy materials order” in the subject field and include your name, address and Account Number from the label on the Notice of Internet Availability you received from the Company

Beneficial Owners

If you are a stockholder who holds your stock in street name through your broker or other nominee and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to April 24, 2009 to facilitate timely delivery:

•	Internet: www.proxyvote.com

•	Telephone: Call toll-free at 1-800-579-1639

•	E-mail: Send a blank e-mail to sendmaterial@proxyvote.com with the 12-digit control number that appears on the Notice sent to you from your broker or nominee in the subject line

Revocability and Voting of Proxy

Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.

Record Date and Voting Rights

Only stockholders of record at the close of business on March 4, 2009 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On March 4, 2009, there were 7,683,531 shares of common stock outstanding. Each such share of common stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of common stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Six (6) directors will be elected at the Annual Meeting to hold office until the 2010 annual meeting and until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the six nominees named below.

Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Corporate Governance and Nominating Committee of the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any of the nominees will be unavailable to serve.

Vote Required

The six nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees of the Board of Directors

The following sets forth certain information about the nominees of the Board of Directors for election as directors at the Annual Meeting. Each of the nominees has been recommended for election by the Corporate Governance and Nominating Committee. All of the nominees except Thomas P. Callahan have served as directors since the last annual meeting. Current director Lamar Nash is not standing for re-election this year. Arthur G. Dauber, Peter Menikoff, J. Hoke Peacock II, and Stuart Schube were originally appointed to the Board of Directors in May 2007 in connection with the closing of our merger agreement with M&I Electric Industries, Inc. (“M&I”) and were designated by M&I in accordance with such agreement.

Arthur G. Dauber, age 65, has been President and Chairman of the Board of M&I since October 1984 and President, CEO, Chairman and a director of the Company since May 2007. From 1966 through 1984, Mr. Dauber was employed by the General Electric Company where he held positions in general management, strategic planning and manufacturing. He also completed General Electric’s Manufacturing Management Program. Mr. Dauber holds a Bachelor of Science degree from the University of Michigan and an MBA from the University of Pennsylvania’s Wharton School. Mr. Dauber is the father of Charles M. Dauber, Senior Vice President of the Company and President of M&I.

Peter Menikoff, age 68, is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. from February 2000 to May 2001. He has been a director of the Company since May 2007. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc., an oil and gas drilling/production supplies, services and equipment company, from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation from April 1997 until June 1998. Prior to that, Mr. Menikoff served as a Senior Vice President of Tenneco, Inc., from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation, an agricultural and construction equipment company and a subsidiary of Tenneco, Inc., from

November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff serves as a director for ACE Limited, a position he has held since 1986. ACE Limited is the holding company of the ACE Group of Companies, a global insurer and reinsurer, and is listed on the New York Stock Exchange and is subject to the reporting requirements of the Securities Exchange Act of 1934. Mr. Menikoff holds a Bachelor of Science in Engineering from Rensselaer Polytechnic Institute, a Master of Business Administration from Columbia University and a Doctor of Jurisprudence from the Bates College of Law of the University of Houston. Mr. Menikoff is a member of the State Bar of Texas.

J. Hoke Peacock II, age 68, has been a partner with the law firm of Orgain, Bell & Tucker, L.L.P. since 1971. He has been a director of the Company since May 2007 and has been a director of M&I since 1978. Mr. Peacock is a is board certified in civil trial law by the Texas Board of Legal Specialization. His practice specializes in business litigation, including contract, real estate, intellectual property and oil and gas disputes. Mr. Peacock received his Bachelors degree from the University of Texas at Austin and a Doctor of Jurisprudence with Honors from the University of Texas School of Law.

Stuart Schube, age 68, has been President of Acorn Ventures, Inc. since November 1986. He has been a director of the Company since May 2007. Acorn is a venture capital management and consulting firm. Acorn managed the Genesis Fund, Ltd. from 1986 to 1997. Since 1998, it has provided corporate planning and shareholder growth services to a limited number of clients. From 1974 to 1986, Mr. Schube held senior management positions with a number of venture capital firms, including three Small Business Investment Companies. He began his career as an Industrial Engineering Co-Op Trainee with the United States Navy Department (1958-1963). From 1964 to 1966 he was a member of the Marketing Department of the Humble Oil Company, the forerunner to Exxon Mobil USA. Mr. Schube holds a Bachelor of Industrial Engineering degree from Pratt Institute, Brooklyn, New York (1963) and a Master of Science in Industrial Administration from Purdue University, West Lafayette, Indiana (1964).

Howard W. Kelley, age 67, has served as a director of the Company since May 2005 and was Chairman from May 2006 to May 2007. Mr. Kelley retired in 2008 as President of Jacksonville-based Sally Corporation, one of the oldest and largest designers and fabricators of animation robotics and dark rides used internationally in theme parks, museums, and attractions. He is currently principal of Aspergantis LLC, an international consultancy with diverse business activities in management consultation, Internet and software development services, and new business investment. Before joining Sally in 1985, Mr. Kelley spent over 25 years in broadcasting, including ten years in television management as a news director and later as Vice President and General Manager of Channel 12 WTLV, the NBC affiliate in Jacksonville, FL. He is the recipient of a number of national broadcast journalism awards. Mr. Kelley is currently a director of Environmental Tectonics Corporation (AMEX: ETC), where he serves as chair of the audit committee. ETC is a Philadelphia-based international engineering and manufacturer of aero-medical, safety training simulation, sterilizers and hyperbaric chambers. A Jacksonville native, Mr. Kelley received his undergraduate degree in broadcasting from the University of Florida. He is a PMD graduate of the Harvard Business School and the Japanese International School of Business Studies. He also serves as an executive professor of management at the University of North Florida.

Thomas P. Callahan, age 64, has been Chairman of Callahan Advisors, LLC, an investment advisory firm, since December 1998. The firm manages equity investments in public companies for a number of individual clients. From 1988 to 1998 Mr. Callahan was an audit partner with the international accounting firm of Pricewaterhouse Coopers, LLP. From 1978 to 1988 Mr. Callahan was President and an audit partner of Tyler, Ellis & Tuffly LLC, a Houston CPA firm. From 1968 to 1978 Mr. Callahan was employed by KPMG, LLP, an international accounting firm in a variety of audit and consulting positions. Mr. Callahan graduated from the University of Notre Dame with a Bachelors of Business Administration in 1966 and from the Wharton School of Finance and Commerce, University of Pennsylvania with a Masters in Business Administration in 1968.

Director Nominee Independence

The Board of Directors discussed and reviewed whether each nominee is independent within the Company’s corporate governance guidelines which are consistent with the director independence standards established by the NASDAQ Stock Market. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board determined that Peter Menikoff, J. Hoke Peacock II, Howard W. Kelley and Thomas P. Callahan are independent. In determining the independence of Mr. Peacock, the Board considered that M&I utilized Mr. Peacock’s law firm for matters which generated $79,555 in fees and expenses to such firm in 2008. Such arrangement does not reflect on Mr. Peacock’s independence under NASDAQ Stock Market governance rules.

Information about the Nominating Process

The Company’s Board of Directors has a Corporate Governance and Nominating Committee that undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The members of the Corporate Governance and Nominating Committee are J. Hoke Peacock, II (Chairman), Paul Menikoff, Howard W. Kelley and Lamar Nash. Our Board of Directors determined that Messrs. Peacock (Chairman), Menikoff, Kelley and Nash are considered independent as defined in the listing standards of the NASDAQ Stock Market.

Nomination of Director Candidates by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to Mr. John H. Untereker, Corporate Secretary, American Electric Technologies, Inc., 6410 Long Drive, Houston, TX 77087.

Stockholders who comply with the requirements of our Bylaws with respect to advance written notice of stockholder director nominations at the Annual Meeting, including certain information that must be provided concerning the stockholder and each nominee, may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of Directors. Our Bylaws were filed with the Securities and Exchange Commission on Form 8-K on February 10, 2009, and can be viewed by visiting the SEC website at http://idea.sec.gov. You may also obtain a copy of the Bylaws by writing to Mr. John H. Untereker, Corporate Secretary, American Electric Technologies, Inc., 6410 Long Drive, Houston, TX 77087. Such information must be provided within the period set forth below under “Stockholder Proposals For Next Annual Meeting.”

For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals For Next Annual Meeting.”

Director Qualifications

The Corporate Governance and Nominating Committee has not established any minimum qualifications for nomination as a Director of the Company but has identified the following qualities and skills necessary for its Directors to possess:

•	Integrity

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community

•	Familiarity with issues affecting the Company’s business

•	Availability to fulfill time commitment

•	Ability to work well with other Directors

•	Commitment to enhancing stockholder value

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.

Director Attendance at the Annual Meeting

It is the Company’s policy to require all of its Directors to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2008 Annual Meeting.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o John H. Untereker, Corporate Secretary, American Electric Technologies, Inc., 6410 Long Drive, Houston, TX 77087. Any such communication will be distributed to each of the Company’s Directors. A communication addressed to any individual Director at the same address will be distributed only to that Director.

Board Committees

The Board of Directors of the Company has a standing Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee.

Audit Committee

The Board adopted its current Audit Committee Charter on August 9, 2007. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection, and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The Audit Committee met four times during the fiscal year ended December 31, 2008. It currently consists of Messrs. Menikoff (Chairman), Kelley and Nash. The Board has determined that Messrs. Menikoff, Kelley and Nash are “independent” as defined in the listing standards of the NASDAQ Stock Market and that Mr. Menikoff qualifies as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is available at http://www.aeti.com.

Corporate Governance and Nominating Committee

Messrs. Peacock (Chairman), Menikoff, Kelley and Nash constitute the Corporate Governance and Nominating Committee. The Board has determined that the members of the committee are “independent” as defined in the listing standards of the NASDAQ Stock Market. The primary functions of the Corporate

Governance and Nominating Committee are to identify, evaluate and recommend nominees to serve as Directors and review corporate governance principles and practices and respond to regulatory initiatives and requirements. The Corporate Governance and Nominating Committee met four times in the fiscal year ended December 31, 2008. A copy of the Corporate Governance and Nominating Committee charter is available at http://www.aeti.com.

Compensation Committee

The Board of Directors established the Compensation Committee as a standing committee on May 22, 2007. Messrs. Kelley (Chairman), Peacock, Nash and Menikoff are the members. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment contracts with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the employees stock incentive plan. A copy of the Compensation Committee charter is available at http://www.aeti.com.

Code of Ethics

The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at http://www.aeti.com.

Attendance at Meetings

During the fiscal year ended December 31, 2008, the Board of Directors held four meetings. Each member of the Board of Directors attended all of the meetings of the Board.

Director Compensation

Directors who are not employees of the Company or any of its subsidiaries and who do not have a compensatory agreement providing for service as a director of the Company or any of its subsidiaries receive the following compensation:

Annual retainer for each Director, paid quarterly in advance	$25,000
Additional annual retainer for Chairs of the Compensation Committee and Nominating and Governance Committee	$2,500
Additional annual retainer for Chair of the Audit Committee	$3,500

The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service.

The Non-Employee Directors’ Deferred Compensation Plan provides that eligible directors may elect to defer 50% to 100% of their retainer fees. Each deferral election must be made prior to the year such retainer payment is due and will last for the entire year. Deferral elections may be terminated for the next year. Deferred amounts may be used to acquire our common stock at fair market value on the date each retainer payment would be otherwise paid to an eligible director, to acquire stock units equivalent to the fair market value of our common stock on the date each retainer payment would be otherwise paid or may be paid in cash following termination of service as a director with interest accruing at the prime rate on such deferred fees.

Directors who are employees and non-employee directors who are not eligible for the foregoing non-employee director compensation receive no separate compensation for director service.

2008 Non-Employee Director Compensation

The following table provides information regarding compensation earned by, awarded or paid to non-employee directors who served during the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Value of Option Awards ($)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Howard W. Kelley	$27,500				27,500
Lamar Nash	25,000				25,000
Peter Menikoff(1)	28,500				28,500
J. Hoke Peacock II	27,500				27,500
Paul N. Katz(3)	25,000			6,801	31,801
Stuart Schube(2)	61,000				61,000

Total	$194,500	0	0	6,801	201,301

(1)	Mr. Menikoff elected to defer payment of $17,490 of the fees earned and such deferred amounts were credited towards stock units equivalent in value to Company common stock at market price at time that director fees are payable. Stock units are exchanged for equivalent number of shares of common stock six months after separation from service as a director. Mr. Menikoff was credited with 6,774 stock units for service in 2008.

(2)	Director Stuart Schube is President of Acorn Ventures, Inc. Acorn has been engaged by M&I since November 2003 to provide Mr. Schube’s services in the areas of corporate and strategic planning, including the services of Mr. Schube as a director of M&I. In November 2007 Mr. Schube, Acorn and the Company entered into an agreement to provide such services to the Company for a monthly retainer of $5,100 of which $750 shall be subject to the Company’s performance as determined by the CEO or the Board of Directors. Mr. Schube does not receive additional fees for service as a director of the Company. Mr. Schube will be entitled to receive stock options granted to the Company’s outside directors, if any. The engagement will continue and automatically renew for monthly periods unless either Acorn or the Company notifies the other of a desire not to renew on not less than six (6) months’ prior written notice. Acorn Ventures was given notice that the existing agreement will terminate on April 16, 2009 and a revised agreement is intended to be agreed upon at a reduced fixed cost. Mr. Schube may receive special bonus compensation, solely at the option of the Board of Directors, in connection with acquisition and merger transactions in which Mr. Schube and Acorn have played a pivotal role.

(3)	Mr. Katz and his wife were provided benefits under M&I Electric’s self-insured medical plan and the estimated cost of this coverage exceeds the premiums paid by approximately $6,801.

Certain Relationships and Related Transactions

All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in NASDAQ Rule 4350(d)(2)(A).

In 2008 we repaid the outstanding indebtedness of M&I to certain of its former stockholders in the amount of $500,000 plus accrued interest. Arthur G. Dauber, our Chairman and a director, received $200,000 in principal and approximately $14,000 in accrued interest.

PROPOSAL NO. 2.

TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009

The Board of Directors is asking the stockholders to ratify the Audit Committee’s selection of Ham, Langston & Brezina, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.

Representatives of Ham, Langston & Brezina, LLP are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Ham, Langston & Brezina, LLP was our independent registered public accounting firm for the 2007 and 2008 fiscal years.

Fees billed for services provided by our independent registered public accounting firm for 2008 and 2007 were as follows:

	2008	2007
Audit Fees(1)	$160,000	$160,300
Audit-Related Fees(2)	—
Tax Fees(3)		42,627
All Other Fees(4)	10,000	7,334

Total	$170,000	$250,261

(1)	Audit fees represent fees for professional services provided by the independent registered public accounting firm in connection with the audit of our financial statements and review of our quarterly financial statements for the stated years.

(2)	Audit—related fees

(3)	Tax fees principally included tax advice, tax planning and tax return preparation by the predecessor auditors, primarily in connection with the merger transaction.

(4)	Other fees represent fees for professional services provided in connection with the annual stockholders’ meeting, transition-related costs, 401k plan audit and review of various SEC filing documents.

Vote Required

The affirmative vote of a majority of the shares of common stock present at the Annual Meeting and voting on the proposal is required to ratify the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2009. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

Audit Committee’s Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

The Audit Committee pre-approved all of the fees described above.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and Ham, Langston & Brezina, LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2008 fiscal year. The Audit Committee has also discussed with Ham, Langston & Brezina, LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Ham, Langston & Brezina, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ham, Langston & Brezina, LLP its independence from the Company.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2008 fiscal year for filing with the SEC.

Respectfully submitted,

Peter Menikoff (Chairman)

Lamar Nash

Howard W. Kelley

Changes of Independent Registered Public Accounting Firm

On December 5, 2007, the Audit Committee of the Registrant dismissed McGladrey & Pullen, LLP as Registrant’s independent registered public accounting firm. During the Registrant’s two most recently completed fiscal years and the subsequent interim period preceding the dismissal of McGladrey & Pullen, LLP, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on the Registrant’s financial statements.

McGladrey & Pullen, LLP did not issue any reports on the financial statements of the Registrant for either of the past two fiscal years. The reports on the Registrant’s financial statements for the two fiscal years ended December 31, 2006 were issued by Tedder, James, Worden & Associates, P.A., certain of whose partners merged with McGladrey & Pullen, LLP effective June 1, 2007, and did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant’s Audit Committee approved the dismissal of McGladrey & Pullen, LLP.

The Registrant requested McGladrey & Pullen, LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements of Registrant herein and, if not, stating the respects in which it does not agree. A copy of the response of McGladrey & Pullen, LLP has been filed as Exhibit 16.1 of our current report on Form 8-K on December 10, 2007.

On December 5, 2007, the Audit Committee of the Registrant engaged Ham, Langston & Brezina, LLP as its new independent accountant to audit its financial statements. During the Registrant’s two most recent fiscal years, and the subsequent interim period through the date of such engagement, neither the Registrant, nor someone on its behalf, consulted with Ham, Langston & Brezina, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

On June 11, 2007, we were advised that Tedder, James, Worden & Associates, P.A. had ceased the practice of public accounting and certain of its partners merged with McGladrey & Pullen, LLP. We considered this a resignation of Tedder, James, Worden & Associates, P.A. as our independent registered public accounting firm. Neither our audit committee nor our board of directors recommended or approved the resignation of Tedder, James, Worden & Associates, P.A.

The audit reports of Tedder, James, Worden & Associates, P.A. on our consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our consolidated financial statements for each of the fiscal years ended December 31, 2006 and 2005 and through June 11, 2007 there were: (1) no disagreements between the Company and Tedder, James, Worden & Associates, P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Tedder, James, Worden & Associates, P.A. would have caused Tedder, James, Worden & Associates, P.A. to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no disagreements with Tedder, James, Worden & Associates, P.A., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

A letter from Tedder, James, Worden & Associates, P.A. to the SEC indicating its agreement with the above disclosures has been filed as Exhibit 16.1 to the Company’s current report on Form 8-K filed on June 15, 2007.

On June 14, 2007, our Audit Committee appointed McGladrey & Pullen, LLP as our independent registered public accounting firm. During our two most recent fiscal years and through June 11, 2007, neither the Company, nor anyone on its behalf, consulted with McGladrey & Pullen, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv)(B) of Regulation S-B).

The Company engaged Tedder, James, Worden & Associates, P.A. on December 14, 2005 as its new independent registered public accounting firm for its fiscal year ended December 31, 2005. During the two most recent fiscal years and the subsequent interim period to December 14, 2005, neither the Company, nor anyone on its behalf, consulted with Tedder, James, Worden & Associates, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Beneficial Ownership of Capital Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 4, 2009 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding common stock, (ii) each current director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table set forth in this proxy statement, and (iv) all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

Name of Stockholder	Number of Shares		Percent of Class
Arthur G. Dauber	2,000,000		25.9%
James J. Steffek	889,661		11.5%
J. Hoke Peacock II	477,586	(1)	6.2%
Charles M. Dauber	382,023	(2)(4)(5)	4.9%
Neal T. Hare	361,616		4.7%
Stuart Schube	284,319	(3)	3.7%
John H.Untereker	73,645	(4)(5)	1.0%
Lamar Nash	36,090	(4)	*
Timothy C. Adams	29,356	(4)(5)	*
Howard W. Kelley	20,060	(4)	*
Peter Menikoff	10,000		*
Thomas P. Callahan	7,500	(6)
All directors and officers as a group (12) persons	4,568,856	(4)(5)	58.8%

Based upon 7,683,531 shares outstanding on March 4, 2009.

*	Indicates less than 1%

(1)	Includes 99,211 shares held in a pension plan with a bank trustee. Mr. Peacock has sole voting and investment power over these shares.

(2)	Includes 15,000 shares held on behalf of a minor.

(3)	Includes 239,343 shares held by Pebblebrook Partners, LTD. Mr. Schube is the general partner of Pebblebrook Partners, LTD and may be deemed to have investment discretion and voting power over such shares.

(4)	Includes options to purchase common stock which are exercisable as of March 4, 2009 or within 60 days thereafter, as set forth below:

Timothy C. Adams	27,903 options
Lamar Nash	31,840 options
Howard W. Kelley	19,940 options
Charles M. Dauber	1,038 options
John H. Untereker	1,063 options

(5)	Includes unvested restricted shares for Timothy C. Adams (1,090), Charles M. Dauber (3,112), and John H. Untereker (3,187).

(6)	Includes 4,500 shares held as trustee on behalf of grandchildren.

Address of Arthur G. Dauber and James J. Steffek is 6410 Long Drive, Houston, TX 77087. Address of J. Hoke Peacock II is 470 Orleans Street, Beaumont, TX 77701.

EXECUTIVE OFFICERS

Our executive officers are:

Name	Position
Arthur G. Dauber	Chairman, President and CEO
Neal T. Hare	Senior Vice President, Chief Technology Officer
James J. Steffek	Senior Vice President of Sales and Business Development
Charles M. Dauber	Senior Vice President and President, M&I
John H. Untereker	Senior Vice President, CFO and Secretary
Timothy C. Adams	Vice President and President, American Access Technologies, Inc.

Information about Arthur G. Dauber is contained in “Nominees of the Board of Directors” above.

Neal T. Hare, age 62, is the Senior Vice President —Chief Technology and Manufacturing Officer and has been with M&I since January 1992. He became Senior Vice President of Operations of the Company in May 2007 and was named Chief Technology Officer in January 2008 and Chief Manufacturing Officer in January, 2009. Mr. Hare’s service in the energy industry spans 38 years with 10 years as Vice President of Operations—Ross Hill Controls (DC Oilfield Drives) and Vice President of Operations—Powell Electrical Manufacturing (Switchgear and Controls). Mr. Hare has a Bachelor of Science degree in Electrical Engineering from Cal State-Long Beach.

James J. Steffek, age 58, has been employed at M&I since September 1973. He became Senior Vice President of Sales and Business Development of the Company in May 2007. From 1973 through 1979 he worked in project management, engineering and sales. Since 1980 he has been Senior Vice President responsible for sales, marketing and operations including remote operations in Singapore and Mississippi. He is also responsible for international business development including Asia, South America and the Middle East. Prior to joining M&I, he worked for Continental Controls Corp. as a project engineer. Mr. Steffek holds a Bachelor of Science degree from the University of Houston.

Charles M. Dauber, age 40 was hired by M&I on February 1, 2007 and became Senior Vice President of Marketing of the Company in May 2007. In January 2008, Mr. Dauber was named President of M&I Electric. From September 2006 until January, 2007 he was a self-employed consultant providing start-up strategy and marketing advisory services. From March, 2005 until September, 2006, Mr. Dauber was President and CEO of Nevis Networks, a venture-backed network security start-up company in Silicon Valley. From February, 2001 until March, 2005 he held various positions including Vice President of Marketing and Business Development for Blue Coat Systems (NASDAQ: BCSI), a leading network security equipment provider. Mr. Dauber was founder and CEO of a broadband service provider and has held management positions at Copper Mountain Networks and Teradyne, Inc. He holds a BBA degree from the University of Texas with emphasis in Electrical Engineering and Marketing. Mr. Dauber is the son of Arthur G. Dauber, Chairman, CEO and President of the Company.

John H. Untereker, age 59, has been Vice President and Chief Financial Officer of M&I since May 2005 and has been Senior Vice President, CFO and Secretary of the Company since May 2007. From June 2004 until May 2005, Mr. Untereker was a self-employed consultant. From 2002 until May 2004, Mr. Untereker was Chief Financial Officer for Omnicare Inc.’s Southwest Region in Houston, Texas. From 1998 until 2001, he served as an executive officer and director of Omni Energy Services Corp in Lafayette, Louisiana. For the previous 17 years, he has held senior management positions at Petroleum Helicopters, Inc., Lend Lease Trucks Inc. and NL Industries. Mr. Untereker was an Audit Manager with Coopers and Lybrand from 1974 until 1981 in New York and is a certified public accountant. He is a graduate of Williams College and holds an MBA from Iona College.

Timothy C. Adams, age 57, served as President and Chief Operating Officer of the Company from September 2006 until the acquisition of M&I in May 2007 when he became Senior Vice President—American

Access division until January 2008 when he was appointed President of our American Access subsidiary. He joined American Access as Vice President—Sales and Marketing effective January 1, 2005. He was responsible for directing sales and marketing for both the patented zone cabling/wireless division and the contract manufacturing division of American Access. He brings over thirty years of experience in sales, marketing, engineering and manufacturing to American Access. From 1991 to 2004 he was with Metcam, Inc., where he was director of sales. Prior to Metcam, he spent over three years at Belcan Corporation and over three years at Canron Industries, Inc. Prior to that, he was involved in product development and in manufacturing. He earned an M.B.A. from Xavier University and received his Bachelor of Science degree in industrial engineering from Purdue University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of our executive compensation program are to:

•	recruit, retain and motivate skilled and knowledgeable executives;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking incentive compensation to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, we expect to maintain our executive compensation at levels which are competitive with those of other companies with which we compete for executive talent. In addition, all our named executive officers will have an annual bonus compensation program providing a cash bonus for achieving corporate and individual goals. We provide our senior executive officers with compensation in the form of equity awards that vest over time in amounts related to achieving specific corporate financial goals, which we believe will help to retain our executives and align their interests with those of our stockholders by allowing the executives to participate in the longer term success of our Company as reflected in stock price appreciation.

Elements of Our Executive Compensation Program

The following elements comprise compensation currently paid to our executive officers:

Base salary. We fix the chief executive officer’s base compensation and review his recommendations regarding the base compensation of the executive officers to provide assurance that we are able to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. At least annually, the compensation committee evaluates the base salaries for our executives, together with other components of compensation, and considers adjustments based on an assessment of each executive’s performance, competitive compensation trends and their review and consideration of compensation surveys and other information provided by our human resources department or from independent sources. We expect our CEO, as manager of our other senior executives, to keep the committee advised as to how our senior executives are performing.

Executive Performance Bonus Program. The performance bonus element of the cash compensation of our executive officers is based upon achievement of Company and individual performance goals recommended by our CEO and approved by our compensation committee. The 2009 performance bonus compensation program for our senior executives provides for cash bonus targets ranging from approximately 33% to 48% of base salary. Our CEO is primarily responsible for recommending to the Board of Directors the Company financial objectives and individual performance goals of our senior executives. Targeted Company financial performance must be achieved at the 75% level for that component of the bonus to be earned and must be achieved at the 100% level for the full bonus related to Company financial performance to be earned. Some of each officer’s individual performance goals and objectives may require a subjective evaluation and judgment with respect to achievement of these goals. Company performance targets range from 50% to 75% of total bonus with individual goals encompassing the remainder. The Company financial performance element of each executive’s bonus is designated in an business area where the executive contributes and may include such performance metrics as earnings of the entire Company or one or more business segments.

Our CEO will review each senior executive’s performance against Company and individual performance goals set for that executive during the previous year. Based on this assessment, the CEO will then recommend to the compensation committee what percentage of each executive’s target bonus the executive should receive. The compensation committee, without the CEO’s participation, will evaluate the CEO’s performance to determine the CEO’s bonus by reviewing the CEO’s success in achieving the Company and personal performance goals establish by the committee in the prior year.

Equity Incentives. Our equity incentive program is the primary vehicle for offering long-term incentives to our employees, including our executive officers. Executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of the compensation committee. Our 2007 Employee Stock Incentive Plan authorizes the issuance of up to 300,000 shares of our common stock. In 2008 certain executives were awarded performance-based stock options and restricted stock units. In 2009 certain executives were awarded performance-based restricted stock units. The awards in each year are subject to achievement of performance targets in the year of grant and continued employment to become fully vested.

We believe equity awards provide our executive officers with an incentive to focus on our long-term performance, create an ownership culture among our management team and our employees, and align the interests of our executive officers with those of our stockholders. In addition, the vesting feature of our equity awards is designed to further our objective of executive retention by providing an incentive to our executive officers to remain in our employed with us during the vesting period. We believe the long-term performance of our business is improved through the grant of stock-based awards so that the interests of our executive officers are aligned with the creation of value for our stockholders. In determining the size of equity grants to our executive officers, our compensation committee will consider our overall performance, the applicable executive officer’s performance, the achievement of certain strategic initiatives, the amount of equity previously awarded to the executive officer, and the vesting of such awards, as well as their own business judgment and experiences. The committee may also make the receipt of equity incentives subject to the achievement of specific objective Company financial goals.

Grants of equity awards, including those to executive officers, are required to be approved by our compensation committee. We may grant stock options to executive officers upon their initial hire and in connection with a promotion. In addition, stock option grants to executive officers and other employees may be made from time to time in the discretion of our compensation committee and our board of directors consistent with our incentive compensation program objectives.

Other Compensation. Each of our executive officers is eligible to participate in our employee benefits programs on the same terms as non-executive employees, including our 401(k), medical, dental and vision care plans. In addition, employees, including executive officers, participate in our life and accidental death and dismemberment insurance policies, long-term and short-term disability plans, employee assistance program, and standard Company holidays.

Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. Our compensation committee and our board of directors may, in their judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes such payments are appropriate to attract and retain executive talent. To date we have made no compensation payments which did not comply with exemptions in Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders.

Respectfully submitted,

Howard W. Kelley (Chairman)

Peter Menikoff

J. Hoke Peacock II

Lamar Nash

Summary Compensation Table

The following table presents compensation information for our executive officers (the “named executive officers”) as of December 31, 2008.

Name and Principal Position	Year	Base Salary ($)	Stock Award(s) ($)(2)	Option Award(s) ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Arthur G. Dauber	2007	$225,000	$—	$—		$45,000	$—	$23,000	$293,000
Chairman, President and Chief Executive Officer	2008	240,000	—	—		40,000		21,419	312,850

Charles M. Dauber	2007	$146,563	$—	$—		$25,875	$—	$7,000	$179,438
Senior Vice President, President of M&I Electric	2008	165,013	16,974	12,450		31,125		13,998	239,560

John H. Untereker	2007	$168,000	$—	$—		$27,200	$—	$15,495	$210,695
Senior Vice President and Chief Financial Officer	2008	167,509	17,382	12,750		34,000		14,171	245,812

James J. Steffek	2007	$168,000	$—	$—		$24,200	$—	$15,714	$207,914
Senior Vice President of Sales and Business Development	2008	175,268	—	—		34,000		15,869	225137

Neal T. Hare	2007	$168,000	$—	$—		$19,200	$—	$15,500	$202,700
Senior Vice President, Chief Technology Officer	2008	175,268	—	—		33,600		15,460	224,328

Timothy C. Adams	2006	$115,601	$—	$—		$—	$—	$—	$115,601
President of American Access	2007	150,000	—	3,394	(5)	15,000			168,394
	2008	$150,000	$5,947	$4,362		$—	$—	$1904	$162,213

(1)	Includes 2007 compensation earned for services to M&I prior to the merger.

(2)	Consists of performance-based stock options and restricted stock units. The amounts reported reflect the amounts recognized for financial statement reporting purposes.

(3)	Consists of performance—based bonus payments earned with respect to the year indicated.

(4)	Other compensation includes Company contribution to 401(k) plan and auto allowance. Also includes tax preparation for Arthur G. Dauber. Autos are provided to Messrs. Hare and Steffek with a deemed value of $10,000.

(5)	Consists of stock options granted for service as a director. The amount reported reflects the amount recognized for financial statement reporting purposes.

Employment contracts with named executive officers

John H. Untereker has an employment agreement with the Company which provides for his employment to February 7, 2011 at an annual salary of $167,500 and an expected annual bonus of $80,000 which is dependent upon the Company meeting its annual budget and which may be greater or lesser as determined by the board of directors. The agreement also provides for a $700 per month automobile allowance and participation in the other benefit programs available to the Company’s executives. In the event Mr. Untereker’s employment is terminated by the Company other than for cause or resignation, his base salary and medical plan participation will continue monthly for up to one year or commencement of other employment, whichever occurs earlier. In the event Mr. Untereker’s employment is terminates after a change of control of the Company he will be entitled to payment of two years’ salary and expected bonus, vesting of any unvested equity options and payment of COBRA health insurance premiums for eighteen (18) months after his employment ends.

Charles M. Dauber has an employment agreement with the Company which provides for his employment to December 31, 2009 at an annual salary of $187,500(commencing March 1, 2009) and an expected annual bonus of $75,000 which is dependent upon the Company meeting its annual budget and operating plan objectives and which may be greater if performance is above operating plan objectives as determined by the board of directors. The agreement also provides for a $35,000 retention bonus if he is employed by the company as of December 31, 2009, an $800 per month automobile allowance and participation in the other benefit programs available to the Company’s executives. In the event Mr. Dauber’s employment terminates other than for cause or resignation, his base salary and medical plan participation will continue monthly for up to one year or commencement of other employment, whichever occurs earlier. In the event Mr. Dauber’s employment terminates after a change of control of the Company he will be entitled to payment of two year’s salary and expected bonus, vesting of any unvested equity options and payment of COBRA health insurance premiums for eighteen (18) months after his employment ends.

Our other named executive officers are “at will” employees and are eligible to receive employee benefits generally available to all employees of the subsidiary by which they are employed and other benefits approved by the Compensation Committee.

In February 2009, the Compensation Committee of the Board of Directors established 2009 salary and target bonus applicable to the named executive officers as follows:

Named Executive	2009 Base Salary	2009 Target Bonus
Arthur G. Dauber	$240,000	$100,000
John H. Untereker	$168,400	$82,500
Neal T. Hare	$176,400	$82,500
James J. Steffek	$176,400	$82,500
Charles M. Dauber	$185,417	$75,000
Timothy C. Adams	$150,000	$32,000

Actual bonus amounts payable to each executive will be based on the achievement of 2009 Company and individual performance goals established for each executive. Targeted performance must be achieved at the 75% level for that component of the bonus to be earned and must be achieved at the 100% level for the full bonus to be earned. Some of each executive’s individual goals may require a subjective evaluation and judgment with respect to achievement of these goals. Company performance targets range from 50% to 75% of total bonus with individual goals encompassing the remainder.

In connection with the 2009 salary and target bonus established for the named executive officers, the following named executive officers were awarded restricted stock units under the 2007 Employee Stock Incentive Plan. Each restricted stock unit is issued one share of common stock upon vesting:

Named Executive	Restricted Stock Units
John H. Untereker	15,000
Charles M. Dauber	15,000
Timothy C. Adams	7,500

Vesting of such awards is subject to achievement of the 2009 Company and individual performance goals established for each executive and are subject to further vesting based on continued employment.

Grants of Plan-Based Awards in 2008

The following table provides information on the stock and cash plan-based awards granted to our named executive officers in 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur G. Dauber
EPB	2/6/08	0	100,000	150,000	—	—	—	—	—

John H. Untereker
EPB	2/6/08	0	80,000	120,000
PSO	2/6/08				0	10,000	10,000		18,500
PSU	2/6/08				0	10,000	10,000		43,400

Neal T. Hare
EPB		0	80,000	120,000

James J. Steffek
EPB		0	80,000	120,000

Charles M. Dauber
EPB	2/6/08	0	75,000	112,500
PSO	2/6/08				0	10,000	10,000		18,500
PSU	2/6/08				0	10,000	10,000		43,400

Timothy C. Adams
EPB		0	30,000	45,000
PSO	2/6/08				0	3,750	3,750		6,938
PSU	2/6/08				0	3,750	3,750		16,275

EPB Potential performance based cash bonus payment which may be earned for 2008 performance

PSO Potential number of performance based stock options which may be earned for 2008 performance

PSU Potential number of performance based restricted stock units which may be earned for 2008 performance

(1)	Calculated in accordance with SFAS 123R.

Option Exercises and Stock Vested in 2008

The following table provides information regarding the vesting of stock awards of our named executive officers in 2008. No stock options were exercised by our named executive officers in 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Charles M. Dauber	1,038	$1,920
John H. Untereker	1,063	$1,966
Timothy C. Adams	988	$1,828

(1)	Based on market value at time of vesting

Outstanding Equity Awards at December 31, 2008

The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2008.

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)(3)
Charles M.Dauber	03/01/08	1,038	3,113	(1)	4.09	3/1/2014			3,113	5,759
John H. Untereker	03/01/08	1,063	3,188	(1)	4.09	3/1/2014			3,188	5,798
Timothy C. Adams	03/01/08	363	1,091	(1)	4.09	3/1/2014			1,090	2,017
	01/01/07	3,840			4.55	1/1/2012
	08/24/05	8,700			9.80	8/24/2010
	01/21/05	15,000			10.55	1/21/2010

(1)	The vesting dates of the foregoing options are as follows: One third on each of the following dates: February 27, 2010, 2011 and 2012, (2) January 1, 2007 (3) August 24, 2005 (4) January 21, 2005.

(2)	The release dates of the foregoing shares of restricted stock is one third on each of the following dates: February 27, 2010, 2011 and 2012.

(3)	Based on the closing price of our common stock on December 31, 2008.

Potential Payments Upon Termination or Change in Control

The following estimates the payments which would be required to be made to our named executive officers with employment agreements which entitle them to receive cash severance or other payments in connection with a termination of their employment and/or a change in control:

John H. Untereker:	Discharge other than for cause during term of employment agreement: $182,500
Termination after change of control: $516,000

Charles M. Dauber:	Discharge other than for cause: $187,500
Termination by resignation: $ 187,500
Termination after expiration of employment agreement: $187,500
Termination after change of control: $505,000

The award agreements evidencing grants of stock options and restricted stock units issued after December 31, 2008 to certain of our named executive officers provide that in the event of a change in control of the Company, the stock options and restricted stock units that are then available for vesting and unvested will vest in full. Based on the closing price of our common stock at the end of fiscal 2008 the value of the restricted stock which would vest to our named executive officers on a change of control is as follows:

John H. Untereker	$33,648
Charles M. Dauber	$33,509
Timothy C. Adams	$19,362

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company anticipates that it will hold its 2010 Annual Meeting of Stockholders on May 6, 2010. Any stockholder desiring to submit a nomination for director or proposal for action at the 2010 Annual Meeting of Stockholders and who wishes such proposal to appear in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s Corporate Secretary at the address set forth below no later than November 27, 2009 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Stockholders must provide advance written notice of director nominations or other proposals intended to be presented at the Company’s 2010 Annual Meeting. Such notice must be received by the Company not earlier than February 9, 2010, or later than 5:00 p.m., local time, on March 11, 2010. Notice of director nominations and other proposals must be delivered to the John H. Untereker, Corporate Secretary, American Electric Technologies, Inc. 6410 Long Drive, Houston, TX 77087.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K

The Company’s financial statements for the year ended December 31, 2008 are included in the Company’s 2008 Annual Report to Stockholders, which is available to the Company’s stockholders on the Internet at http://www.aeti.com/annualmeeting. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 without charge by requesting it in writing from John H. Untereker, Corporate Secretary, American Electric Technologies, Inc., at 6410 Long Drive, Houston, TX 77087.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

March 27, 2009	John H. Untereker
Secretary

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Proxy for Annual Meeting of Stockholders

To Be Held on May 7, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

PLEASE SIGN, DATE AND RETURN PROMPTLY BY MAIL OR FAX

MAIL - Date, sign and mail to:

John H. Untereker, Secretary American Electric Technologies, Inc. 6410 Long Drive Houston, TX 77087

-or-

FAX - Date, sign and fax to:

713-644-7805

The undersigned hereby appoints Arthur G. Dauber and John H. Untereker, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of AMERICAN ELECTRIC TECHNOLOGIES, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 7, 2009 at 1:00 p.m., local time, and at any adjournment thereof.

PROPOSAL NO. 1. Election of Directors.	PROPOSAL NO. 2. To ratify the selection of the
Company’s independent auditor for the fiscal year
For all nominees listed below: ❑	ending December 31, 2009.

Withhold authority to vote all nominees listed below:	For ❑ Against ❑ Abstain ❑
❑
In their discretion, the proxies are authorized to vote
INSTRUCTION: To withhold authority to vote for any	upon such other matters as may properly come before
individual nominee, strike a line through the	the meeting or any adjournment thereof.
nominee’s name in the list below:
THIS PROXY WILL BE VOTED IN THE MANNER
Arthur G. Dauber J. Hoke Peacock II Stuart Schube	DIRECTED HEREIN.

Peter Menikoff Howard W. Kelley Thomas P. Callahan	IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED “FOR” PROPOSALS 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                                         , 2009

(signature)

(signature, if held jointly)